EXHIBIT 99.2
Firstbank Corporation 401(k) Plan
Performance Table*

	VALUE	VALUE	VALUE	VALUE	VALUE
	AS OF	AS OF	AS OF	AS OF	AS OF
FUND	12/31/2008	12/31/2009	12/31/2010	12/31/2011	12/31/2012

Vanguard Total Bond Market Index Fund	$1,051.50	$1,115.01	$1,187.93	$1,279.28	$1,329.18
	5.15%	6.04%	6.54%	7.69%	3.90%

Vanguard 500 Index Fund	$630.30	$798.02	$918.13	$937.22	$1,086.90
	(36.97)%	26.61%	15.05%	2.08%	15.97%

T. Rowe Price Personal Income Fund	$796.20	$998.99	$1,115.67	$1,125.60	$1,266.64
	(20.38)%	25.47%	11.68%	0.89%	12.53%

T. Rowe Price Retirement 2010	$732.90	$937.75	$1,056.84	$1,062.55	$1,194.73
	(26.71)%	27.95%	12.70%	0.54%	12.44%

T. Rowe Price Retirement 2015	$697.80	$916.56	$1,042.95	$1,039.62	$1,183.19
	(30.22)%	31.35%	13.79%	(0.32)%	13.81%

T. Rowe Price Retirement 2020	$665.20	$892.63	$1,024.21	$1,011.92	$1,163.80
	(33.48)%	34.19%	14.74%	(1.20)%	15.01%

T. Rowe Price Retirement 2030	$622.10	$855.82	$992.84	$966.03	$1,128.52
	(37.79)%	37.57%	16.01%	(2.70)%	16.82%

T. Rowe Price Retirement 2040	$611.50	$850.41	$990.82	$956.24	$1,124.06
	(38.85)%	39.07%	16.51%	(3.49)%	17.55%

T. Rowe Price Retirement Income	$816.20	$996.34	$1,096.97	$1,112.65	$1,224.47
	(18.38)%	22.07%	10.10%	1.43%	10.05%

Vanguard Mid Cap Index Fund	$582.20	$817.58	$1,027.05	$1,006.61	$1,167.87
	(41.78)%	40.43%	25.62%	(1.99)%	16.02%

Columbia Acorn Fund Class Z	$614.50	$858.15	$1,081.27	$1,031.42	$1,216.36
	(38.55)%	39.65%	26.00%	(4.61)%	17.93%

Vanguard Small Cap Index Fund	$640.00	$872.58	$1,115.59	$1,085.69	$1,283.83
	(36.00)%	36.34%	27.85%	(2.68)%	18.25%

Columbia Small Cap Value Fund		$1,247.40	$1,572.47	$1,478.12	$1,646.33
(since inception)		24.74%	26.06%	(6.00)%	11.38%

Vanguard Total International Stock Index Fund			$1,367.00	$1,168.51	$1,381.30
(since inception)			36.70%	(14.52)%	18.21%

T Rowe Price Retirement 2045		$1,391.00	$1,619.68	$1,563.48	$1,838.96
(since inception)		39.10%	16.44%	(3.47)%	17.62%

T Rowe Price Retirement 2050		$1,389.00	$1,616.93	$1,562.61	$1,836.84
(since inception)		38.90%	16.41%	(3.36)%	17.55%

EXHIBIT 99.2
Firstbank Corporation 401(k) Plan
Performance Table*
(continued)

	VALUE	VALUE	VALUE	VALUE	VALUE
	AS OF	AS OF	AS OF	AS OF	AS OF
FUND	12/31/2008	12/31/2009	12/31/2010	12/31/2011	12/31/2012

Vanguard Short Term Treasury		$1,014.40	$1,041.18	$1,064.71	$1,071.63
(since inception)		1.44%	2.64%	2.26%	0.65%

Fidelity Advisor New Insights Fund			$1,163.40	$1,154.91	$1,340.96
(since inception)			16.34%	(0.73)%	16.11%

T. Rowe Price Mid Cap Growth Fund			$1,280.60	$1,265.10	$1,441.08
(since inception)			28.06%	(1.21)%	13.91%

Goldman Sachs Mid Cap Value Fund			$1,248.50	$1,170.34	$1,387.33
(since inception)			24.85%	(6.26)%	18.54%

Vanguard Short Term Investment Grade Fund			$1,052.10	$1,072.41	$1,120.88
(since inception)			5.21%	1.93%	4.52%

Vanguard Intermediate Term Treasury Fund			$1,073.50	$1,178.70	$1,208.88
(since inception)			7.35%	9.80%	2.56%

Blackrock Equity Dividend Fund					$1,121.80
(since inception)					12.18%

Manning & Napier World Opportunities Fund					$1,188.10
(since inception)					18.81%

Mathews Pacific Tiger Fund					$1,210.00
(since inception)					21.00%

Delaware Emerging Markets Fund					$1,167.20
(since inception)					16.72%

Northern Institutional Treasury Portfolio Fund					$1,000.20
(since inception)					0.02%

Firstbank Stock Fund	$633.10	$703.56	$496.36	$437.59	$939.78
	(36.69)%	11.13%	(29.45)%	(11.84)%	114.76%

*All assume an initial investment on 1/01/2008, or inception date of the fund, of $1,000.00.